UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)

(847) 576-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 27, 2004, Motorola, Inc. (the “Company”) committed to productivity improvement plans aimed at improving the ability of the Company to meet customer demands and reducing operating costs. The productivity plans are designed to adjust our workforce to align it with the Company’s focus on seamless mobility and to eliminate positions in our corporate functions in connection with the pending distribution of shares of our subsidiary, Freescale Semiconductor, Inc., to our stockholders by the end of the year. These plans effect approximately 1,000 employees and result in pre-tax charges totaling approximately $50 million in severance benefits. Businesses impacted by these plans include the Commercial, Government and Industrial Solutions segment, the Integrated Electronic Systems segment and the Broadband Communications segment, as well as various corporate functions. The Company anticipates that these severance benefits will be paid beginning in the third quarter of 2004 through the first quarter of 2005.

Item 8.01 Other Events

On September 27, 2004, the Company sold shares of Nextel Communications, Inc. and Nextel Partners, Inc. for aggregate proceeds of approximately $218 million resulting in a gain to Motorola.

In the third quarter, the Company anticipates the following additional pre-tax charges:

(a) approximately $80 million of net costs relating to the early extinguishment of the following debt:

(i) the remarketing completed on August 16, 2004 of $1.2 billion aggregate principal amount of 6.5% Senior Notes due 2007, which notes were issued in October and November 2001 in connection with our issuance and sale to the public of our equity security units (no cash proceeds were received from the remarketing);

(ii) our retirement of approximately $1.6 billion of outstanding debt, as described below:

•	On August 10, 2004, we completed a cash tender offer for any and all of our $300 million aggregate principal amount of outstanding 7.60% Notes due 2007. We purchased an aggregate principal amount of approximately $182 million of validly tendered 7.60% Notes for an aggregate purchase price of approximately $202 million;

•	On July 26, 2004, we called for the redemption of all of our $1.4 billion of outstanding 6.75% Notes due 2006, and completed this redemption on August 26, 2004; and

(b) additional separation costs incurred during the third quarter by our Freescale Semiconductor subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: September 28, 2004	By:	/s/ Steven J. Strobel
Steven J. Strobel
Senior Vice President and Corporate Controller